Exhibit 99.1

Annaly Capital Management, Inc. Publishes Second Corporate Responsibility Report

NEW YORK -- (July 8, 2021) -- Annaly Capital Management, Inc. (NYSE: NLY) (the “Company” or “Annaly”) announced today the publication of its second corporate responsibility report for the year 2020, titled Leading with Purpose. The report demonstrates Annaly’s continued focus on environmental, social and governance (“ESG”) endeavors and provides an update on Annaly’s ESG goals and commitments.

“While 2020 was a year of immense challenges, I am incredibly proud of how Annaly came together throughout the year to make progress on our ESG initiatives and foster a culture of inclusion and support,” said David Finkelstein, Annaly’s Chief Executive Officer and Chief Investment Officer. “Leading with Purpose details the corporate responsibility and governance advances we made in 2020 and outlines our updated goals and commitments for driving a positive impact for all of our stakeholders: our shareholders, employees and communities.”

“Now, more than ever, companies have a duty to align values with actions, deliver returns to investors, safeguard and develop employees and invest in communities,” said Katie Beirne Fallon, Chair of the Corporate Responsibility Committee of Annaly’s Board of Directors. “Companies like Annaly that are guided by strong values and that have integrated ESG into their strategy and operations were not only better prepared to meet the challenges of this past year, but also are undoubtedly best suited to be leaders in a rapidly changing world.”

Corporate Responsibility Report Highlights

Annaly actively integrates ESG considerations into its overall strategy through five key areas: corporate governance, human capital, responsible investments, risk management and the environment.

Annaly continues to provide supplemental disclosures under the Sustainability Accounting Standards Board (“SASB”) standards and the Global Reporting Initiative (“GRI”) standards frameworks. In the latest report, the Company included additional SASB disclosures under the Mortgage Finance Standards for its Residential Credit business. Additionally, Annaly has made a new commitment to further assess climate change risks and opportunities, taking into consideration the recommendations of the Task Force on Climate-related Financial Disclosures (“TCFD”).

Highlights and achievements from the 2020 Corporate Responsibility Report include:

•Corporate Governance: The Company amended its Corporate Governance Guidelines and Nominating/Corporate Governance Committee Charter to formalize the Board of Director’s commitment to seeking out highly qualified candidates of diverse gender and race/ethnicity. Annaly disclosed the gender and racial/ethnic composition of the Board of Directors on an individual basis in the 2021 proxy statement for the first time.

•Human Capital: The Company appointed its first ever Head of Inclusion and developed an Inclusion Support Committee of Executive Sponsors. As part of our efforts to improve our diversity leadership, Annaly became a signatory of the CEO Action for Diversity and Inclusion.
•Responsible Investments: As of December 31, 2020, Annaly had nearly $100 billion in residential housing investments supporting nearly 700,000 homes. Annaly continues to be committed to further integrating the consideration of ESG factors into its investment and portfolio management processes across its investment strategies.
•Risk Management: The Company invested in its technology infrastructure to enhance resiliency, efficiency, cybersecurity and scalability as employees fully transitioned to remote work in the first quarter of 2020 with a goal of fully returning to in-office work in the second half of 2021, subject to guidance from federal, state and local authorities.
•Environment: The Company purchased carbon credits to offset 100% of its Scope 2 GHG emissions.

To learn more about Annaly’s corporate responsibility initiatives and to view the 2020 Corporate Responsibility Report, please visit www.annaly.com/our-responsibility.

About Annaly

Annaly is a leading diversified capital manager that invests in and finances residential and commercial assets. Annaly’s principal business objective is to generate net income for distribution to its stockholders and to optimize its returns through prudent management of its diversified investment strategies. Annaly is internally managed and has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. Additional information on the Company can be found at www.annaly.com.

Forward-Looking Statements

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, risks and uncertainties related to the COVID-19 pandemic, including as related to adverse economic conditions on real estate-related assets and financing conditions; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of our assets; changes in business conditions and the general economy; our ability to grow our residential credit business; our ability to grow our middle market lending business; credit risks related to our investments in credit risk transfer securities, residential mortgage-backed securities and related residential mortgage credit assets, commercial real estate assets and corporate debt; risks related to investments in mortgage servicing rights; our ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting our business; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act; and the timing and ultimate completion of the sale of our commercial real estate business. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.

Investor Contact

Annaly Capital Management, Inc.
Investor Relations
1-888-8Annaly
investor@annaly.com

Media Contact

Brunswick Group
Alex Yankus
212-333-3810
ANNALY@brunswickgroup.com